      NATIONAL GRID USA AND SUBSIDIARIES
Consolidated Balance Sheet
At March 31, 2000
(Unaudited)
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ASSETS
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     (In Thousands)
Utility plant, at original cost     $4,390,625
     Less accumulated provisions for depreciation and amortization
1,876,374
          ----------
          2,514,251
Construction work in progress     50,894
          ----------
     Net utility plant     2,565,145
          ----------

Investments:
     Nuclear power companies, at equity     45,966
     Decommissioning trust funds     36,279
     Other investments, at cost     176,391
          ----------
     Total investments     258,636
          ----------
Current assets:
     Cash     321,932
     Accounts receivable, less reserves of      $15,353,000
      and unbilled revenues     310,637
     Notes and interest receivable from affiliates     620,783
     Fuel, materials, and supplies, at average cost     25,886
     Prepaid and other current assets     10,071
     Asset held for sale - AllEnergy     190,253
          ----------
     Total current assets     1,479,562
          ----------
Regulatory assets     1,358,305
Goodwill, net of amortization     1,668,178
Deferred charges and other assets     311,693
          ----------
          $7,641,519
          ==========
CAPITALIZATION AND LIABILITIES
------------------------------
Capitalization:
     Common share equity:
          Common shares, par value $1 per share     $   59,355
     Paid-in capital     3,978,561
     Retained earnings           2,171
               ----------
          Total common equity     4,040,087

     Minority interests in consolidated subsidiaries     35,842
     Cumulative preferred stock of subsidiaries     19,480
     Long-term debt     1,009,712
               ----------
          Total capitalization     5,105,121
               ----------
Current liabilities:
     Long-term debt due within one year     47,009
     Short-term debt     38,500
     Accounts payable     192,484
     Accrued taxes     45,180
     Accrued interest     13,533
     Dividends payable     37,137
     Purchased power contract buyout payable     118,720
     Other current liabilities     127,778
               ----------
          Total current liabilities     620,341
               ----------
Deferred federal and state income taxes     452,084
Unamortized investment tax credits     52,512
Accrued Yankee companies' nuclear plant costs     268,855
Purchased power obligations     568,070
Other reserves and deferred credits     574,536
               ----------
               $7,641,519
               ==========

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